EXHIBIT 4.30



    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT UNDER REGULATION D. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.


No. R-11                                                      US$500,000

                          PARLUX FRAGRANCES, INC.

                5% CONVERTIBLE DEBENTURE DUE JUNE 1, 1997

    THIS DEBENTURE is one of a duly authorized issue of Debentures of Parlux Fragrances, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 5% Convertible Debenture Due June 1, 1997, in an aggregate principal amount not exceeding US$20,000,000.

    FOR VALUE RECEIVED, the Company promises to pay to Kempton Investments Ltd., the registered holder hereof (the "Holder"), the principal sum of US$500,000, on June 1, 1997 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears on the Maturity Date or, if earlier, on each Conversion Date (as hereinafter defined), at the rate of 5% per annum, computed on the basis of the actual number of days elapsed in a 365-day year. Accrual of interest shall commence on the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate from and after the due date of the interest payment until so paid. The interest so payable, less any amounts required by law to be deducted or withheld, will be paid on the Maturity Date or, if earlier, on each Conversion Date, to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the Conversion Date or tenth day prior to the Maturity Date, as the case may be; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement, dated the date hereof, executed by the original Holder in connection with the purchase of this Debenture (the "Subscription Agreement"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in accordance with paragraph 4 herein, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The forwarding of the Company's check, subject to collection, or the delivery of shares of Common Stock, shall constitute a payment of interest and principal hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check or number and amount of shares of Common Stock.

    This Debenture is subject to the following additional provisions:

    1. The Debentures are issuable in denominations of Two Hundred and Fifty Thousand Dollars (US $250,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

    2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments.

    3. This Debenture has been issued subject to investment representations of the original purchaser hereof set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"). Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

    4. In accordance with the provisions of Sections 4(c), 12(b) and 16 of the Subscription Agreement, but subject to the approval by the Stockholders of the Company of the increase in the authorized number of shares of Common Stock to thirty million as contemplated by Section 4(e) of the Subscription Agreement, the Holder of this Debenture may, at any time after the earliest to occur of (i) the date that the Registration Statement (referred to in and defined in Section 4(c) of the Subscription Agreement) is declared effective by the Securities and Exchange Commission, (ii) the date that the Stockholders of the Company approve the increase in the authorized number of shares of Common Stock to thirty million as contemplated by Section 4(e) of the Subscription Agreement, (iii) the 180th day after the date hereof or
(iv) a "change-in control" of the Company (as defined in the Subscription Agreement), convert up to One Hundred Percent (100%) of the principal amount of this Debenture (in increments of not less than Two Hundred Fifty Thousand Dollars ($250,000)) into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company at a conversion price for each share of Common Stock equal to Eighty Six Percent (86%) of the Market Price of the Company's Common Stock (the difference between One Hundred Percent (100%) of the Market Price of the Common Stock and the conversion price of Common Stock hereunder is referred to as the "Discount"); provided, however, that in no event will the conversion price be greater than $11.375 per share of Common Stock; and, provided, further, that the Discount may be increased in certain circumstances as provided in Section 12(a) of the Subscription Agreement. For purposes of this Section 4, the Market Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the Conversion Date, as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the Conversion Date or, in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in The Wall Street Journal, over the five consecutive trading days ending on the trading day immediately preceding the Conversion Date. Such conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof. The amount of accrued but unpaid interest as of the Conversion Date shall be subject to conversion and paid in shares of Common Stock valued at the Market Price. No fraction of shares of the Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares of the Common Stock issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company, or if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within three business days thereafter. Such date is referred to herein as the "Conversion Date." Facsimile delivery of the conversion notice shall be accepted by the Company. Certificates representing Common Stock upon conversion will be delivered to the Holder within three (3) business days from the date the original notice of conversion and the original Debenture to be converted are delivered to the Company.

    5.  Any of the following shall constitute an "Event of Default":

    a. The Company shall default in the payment of principal or interest on this Debenture as and when the same shall be due and payable and such default shall continue for five (5) business days after the due date thereof; or

    b. Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

    c. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Debenture or the
                                    Subscription Agreement and such failure
                                    shall continue uncured for a period of
                                    five (5) business days after the first
                                    date on which notice of such failure is
                                    given to the Company (it being
                                    understood that in the case of defaults
                                    which can not reasonably be cured
                                    within a 5-day period no grace period
                                    shall be necessary as a precondition to
                                    the failure to perform such covenant
                                    constituting an Event of Default); or

    d.                              The Company shall (1) make an
                                    assignment for the benefit of creditors
                                    or commence proceedings for its
                                    dissolution; or (2) apply for or
                                    consent to the appointment of a
                                    trustee, liquidator or receiver for its
                                    or for a substantial part of its
                                    property or business; or

    e. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

    f. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceeding or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

    g. The Company shall have its Common Stock delisted from the NASDAQ National Market or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within ten
                                    (10) days; or

    h. The Company shall default on the payment of any material indebtedness for borrowed money beyond any applicable grace period; or

    i. Any judgment, levy or attachment shall be rendered against the Company or any of its assets or properties in an amount in excess of $100,000 and such judgment, levy or attachment shall not be dismissed, stayed, bonded or discharged within thirty (30) days of the date of entry thereof;

    j. The Company shall be a party to any merger or consolidation in which it shall not be the surviving entity or shall dispose of all or substantially all of its assets in one or more transactions or shall redeem more than a de minimis amount of its outstanding shares of capital stock; or

    k. The stockholders of the Company shall not have approved the increase in the authorized number of shares of Common Stock to thirty million as contemplated by Section 4(e) of the Subscription Agreement within 150 days of the date hereof

Upon the occurrence of any Event of Default or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, the Holder may, upon written notice to the Company, consider this Debenture immediately due and payable in an amount equal to the principal amount of the Debenture, as set forth on the first page hereof, together with any accrued and unpaid interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights or remedies afforded by law.

    6. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein.

    7. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    8. This Debenture will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Debenture obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Debenture irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

    9. This Debenture shall be binding upon the Company and its successors, including, but not limited to, a successor to the Company by consolidation or merger or a transferee of all or substantially all of its assets.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                    PARLUX FRAGRANCES, INC.



                                    By:_________________________
                                        Name:   Ilia Lekach
                                        Title: Chairman of the Board


Dated:  July 2, 1996




                                EXHIBIT A

                          NOTICE OF CONVERSION

                (To be Executed by the Registered Holder
                   in order to Convert the Debenture)


      The undersigned hereby irrevocably elects to convert the above Debenture No. ____ into Shares of Common Stock of PARLUX FRAGRANCES, INC. (the "Company") according to the conditions of the Debentures, as of the date written below.



                                    ____________________________
                                    Date of Conversion


                                    ____________________________
                                    Applicable Conversion Price


                                    KEMPTON INVESTMENTS LTD.


                                    ____________________________
                                    Signature




                                    Address:
                                    Kempton Investments Ltd.
                                    1183 Finch Avenue West
                                    North York, M3J2G2, Canada



* This original Debenture and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion.